EXHIBIT 23.2

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors of Legend Oil and Gas, Ltd.:

We hereby consent to the incorporation by reference in this Registration Statement under the Securities Act of 1933 on Form S-8, of our report dated April 9, 2010, on the consolidated financial statements of Legend Oil and Gas, Ltd. (the “Company”) as of and for the year ended December 31, 2009, which appears in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

/s/ Robison, Hill & Co.

Robison, Hill & Co.

Certified Public Accountants

Salt Lake City, Utah

May 13, 2011